Exhibit 10.2

EXECUTION VERSION

GUARANTY AGREEMENT

dated as of

July 14, 2021

among

THE GUARANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as the Administrative Agent

TABLE OF CONTENTS

		Page
ARTICLE I
Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II
The Guarantees

SECTION 2.01.	Guarantee	2

ARTICLE III
Representations and Warranties

ARTICLE IV
Miscellaneous

SECTION 4.01.	Notices	5
SECTION 4.02.	Waivers; Amendment	5
SECTION 4.03.	Expenses; Indemnification	5
SECTION 4.04.	Successors and Assigns	7
SECTION 4.05.	Survival of Agreement	7
SECTION 4.06.	Counterparts; Effectiveness	7
SECTION 4.07.	Severability	7
SECTION 4.08.	Governing Law; Jurisdiction; Consent to Service of Process	8
SECTION 4.09.	WAIVER OF JURY TRIAL	8
SECTION 4.10.	Headings	8
SECTION 4.11.	Termination or Release	8
SECTION 4.12.	Conversion of Currencies	9

Schedules:

Schedule I – Initial Guarantors

Exhibits:

Exhibit A – Form of Supplement

i

GUARANTY AGREEMENT dated as of July 14, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among the Initial Guarantors (defined below) and each New Guarantor that has delivered a Supplement (defined below) pursuant to Section 2.01(j), in each case, from time to time party hereto, and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.

Reference is made to the Credit Agreement dated as of July 14, 2021 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lennox International Inc., a Delaware corporation (the “Borrower”), the Banks party thereto from time to time and the Administrative Agent. The Banks and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Guarantors are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Banks and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)    The rules of construction specified in Section 1.4 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning set forth in the preamble hereto.

“Agreement Currency” has the meaning set forth in Section 4.12(b).

“Applicable Creditor” has the meaning set forth in Section 4.12(b).

“Borrower” has the meaning set forth in the preamble hereto.

“Credit Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Guarantors” means, collectively, the Initial Guarantors and each New Guarantor.

“Indemnitee” has the meaning set forth in Section 4.03(b).

“Initial Guarantors” means the Borrower and each of the Subsidiaries of the Borrower listed on Schedule I.

“Judgment Currency” has the meaning set forth in Section 4.12(b).

“Lender-Related Person” has the meaning set forth in Section 4.03(c).

“New Guarantors” has the meaning set forth in each Supplement executed and delivered pursuant to Section 2.01(j).

“Proceeding” has the meaning set forth in Section 4.03(b).

“Supplement” means an instrument substantially in the form of Exhibit A hereto or any other form approved by the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01.    Guarantee. (a) In order to induce the Banks to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement and in connection with any Hedge Agreement Obligations and Deposit Obligations, each Guarantor (other than the Borrower with respect to its Obligations) hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations. The Guarantors further agree that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from them, and that they will remain bound upon their guarantees hereunder notwithstanding any such extension or renewal of any Obligation.

(b)    The Guarantors waive presentment to, demand of payment from and protest to the Borrower or any other Guarantor, as applicable, of any of the Obligations, and also waive notice of acceptance of their obligations and notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Bank to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of this Agreement, any Note or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Note or any other agreement; (iv) the failure or delay of any Bank to exercise any right or remedy against any other guarantor of the Obligations; (v) the failure of any Bank to assert any claim or demand or to enforce any remedy under this Agreement, any Note or any other agreement or instrument; (vi) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (vii) any other act, omission or delay to do any other act which may or might otherwise operate as a discharge of any Guarantor as a matter of law or equity or which would impair or eliminate any right of any Guarantor to subrogation.

(c)    The Guarantors further agree that their guarantees hereunder constitute promises of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waive any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of the Borrower or other Subsidiary or any other Person.

(d)    The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

(e)    The Guarantors further agree that their respective Obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Bank upon the bankruptcy or reorganization of the Borrower or otherwise.

(f)    In furtherance of the foregoing and not in limitation of any other right which any Bank may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the relevant Guarantor hereby promises to and shall, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Banks in cash an amount equal to the unpaid principal amount of such Obligation. The Guarantors further agree that if payment in respect of any Obligation shall be due in currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Bank, not consistent with the protection of its rights, then, at the election of such Bank and in reasonable consultation with the applicable Guarantor, such Guarantor shall make payments of such Obligation in US Dollars (based upon the applicable US Dollar Equivalent in effect on the date of payment) and/or in New York, and shall indemnify such Bank against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

(g)    Upon payment by a Guarantor of any Obligations, each Bank shall, in a reasonable manner, assign to such Guarantor the amount of such Obligations owed to such Bank and so paid, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Guarantor, or make such disposition thereof as such Guarantor shall direct (all without recourse to any Bank and without any representation or warranty by any Bank). Upon payment by a Guarantor of any sums owed by the Borrower or any other Guarantor as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, through the assignment described herein or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed to the Bank (it being understood that, after the discharge of all the Obligations due and payable, such rights may be exercised by such Guarantor notwithstanding that the Borrower or any other Guarantor may remain contingently liable for indemnity or other Obligations).

(h)    The Banks agree that each Guarantor under this Agreement shall be automatically released from its obligations under this Agreement (and shall no longer guarantee or be deemed to guarantee any of the Obligations) (i) upon termination of the Revolving Commitments and payment in full in cash of all Obligations (excluding Hedge Agreement

Obligations and Deposit Obligations), (ii) if the Borrower requests the release of such Guarantor and such release is approved, authorized or ratified in writing by the Required Banks; provided that, if, at the time such request for the release of any Guarantor is made, such Guarantor will remain a guarantor under any Public Indebtedness after its release from its obligations under this Agreement, such release of such Guarantor from its obligations hereunder must be approved, authorized or ratified in writing by each Bank (unless such Guarantor is being released from its guarantee of such Public Indebtedness at substantially the same time) or (iii) if the Borrower requests the release of such Guarantor (A) to the extent such Guarantor would not then be required to guarantee the Obligations pursuant to Section 5.7(a) of the Credit Agreement or (B) in connection with a transaction permitted by Section 5.3 of the Credit Agreement pursuant to which such Guarantor is not the surviving entity; provided that the surviving entity assumes such Guarantor’s guarantee hereunder (unless such surviving entity is the Borrower or another Guarantor).

(i)    In each case as specified in this Agreement, the Administrative Agent shall promptly (and each Bank irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the Borrower and the relevant Guarantor such documents as the Borrower may reasonably request to evidence the release of such Guarantor from its obligations under this Agreement.

(j)    Any Person that is required to become a Guarantor pursuant to Section 5.7 of the Credit Agreement shall execute and deliver a copy of a Supplement and thereupon such Person shall become a Guarantor hereunder with the same force and effect as if such Person had executed this Agreement as a Guarantor on the Effective Date. The execution and delivery of any such instrument shall not require the consent of any other Loan Party or Bank party hereto. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

ARTICLE III

Representations and Warranties

Each Guarantor represents and warrants to the Administrative Agent that the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other organizational action, and that this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

ARTICLE IV

Miscellaneous

SECTION 4.01.    Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower as provided in Section 9.1 of the Credit Agreement.

SECTION 4.02.    Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Bank in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank, any Bank or any Affiliate of any of the foregoing may have had notice or knowledge of such Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.

(b)    Except as provided in Section 2.01(j), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.5 of the Credit Agreement.

(c)    This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 4.03.    Expenses; Indemnity; Damage Waiver. (a) Each Guarantor agrees, jointly and severally, to pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. To the extent practicable, the Administrative Agent or the applicable Bank, as the case may be, shall give each Guarantor prior notice of the incurrence of any expenses described in this subsection (a); provided, however, that the failure to give such notice shall not affect the obligation of each Guarantor to pay such Administrative Agent or such Bank the amount or amounts due pursuant to subsection (a) with respect to such expenses.

(b)    Each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Agent and each Bank and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Bank (each, an “Indemnitee”) from and against any and all Liabilities, including the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (vi) any actual or prospective claim, litigation, investigation, arbitration or administrative, judicial or regulatory action or proceeding (each, a “Proceeding”) relating to any of the foregoing (whether or not such Indemnitee shall be designated a party thereto and whether or not such proceeding is brought by the Borrower or any third party) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, including, but not limited to, the payment of principal, interest and fees; provided that no Indemnitee shall have the right to be indemnified hereunder for its own bad faith, gross negligence or willful misconduct or for its material breach of its obligations under this Agreement, as determined in a final, non-appealable judgment by a court of competent jurisdiction. This Section 4.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    To the extent permitted by applicable law, (i) no Guarantor shall assert, and each Guarantor hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, any Issuing Bank and any Bank, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) each of the Administrative Agent, the Joint Lead Arrangers, the Banks and the Issuing Banks shall not assert, and hereby waives, any Liabilities against any Guarantor, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 4.03(c) shall relieve any Guarantor of any obligation it may have to indemnify an Indemnitee, as provided in Section 4.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d)    All amounts due under this Section 4.03 shall be payable promptly after written demand therefor.

(e)    BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH OF THE ADMINISTRATIVE AGENT, THE JOINT LEAD ARRANGERS, THE BANKS AND THE ISSUING BANKS SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

SECTION 4.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party.

SECTION 4.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Joint Lead Arrangers, the Banks and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, any Joint Lead Arranger, any Bank and any Issuing Banks and notwithstanding that the Administrative Agent, any Joint Lead Arranger, any Bank or any Issuing Bank or any Affiliate of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Revolving Commitments have not expired or terminated.

SECTION 4.06.    Counterparts; Effectiveness.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent the Joint Lead Arrangers, the Banks, the Issuing Banks and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Guarantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.

(b)    The provisions of Section 9.9(b) of the Credit Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

SECTION 4.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 4.08.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)    Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

(c)    Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(d)    Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

SECTION 4.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 4.10.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.11.    Termination or Release. (a) Subject to Section 2.01(e) and Section 2.01(h), this Agreement and the Guarantees made herein shall automatically terminate and be released when all the Loan Obligations (other than contingent obligations for indemnification, expense reimbursement or tax or yield protection as to which no claim has been made) have been paid in full in cash, the Banks have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.

(b)    In connection with any termination or release pursuant to paragraph (a) of this Section, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.12.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be determined as described in the definition of “US Dollar Equivalent” in Section 1.1 of the Credit Agreement and in accordance with normal banking procedures in the relevant jurisdiction of the first currency and shall be calculated at approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable on the Business Day immediately preceding the day on which final judgment is given.

(b)    The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section 4.12(b) shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Furthermore, if the amount of the Agreement Currency purchased as described above is more than the sum originally due to the Applicable Creditor in the Agreement Currency, then such Applicable Creditor shall remit such excess to the applicable party.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LENNOX INTERNATIONAL INC.
ADVANCED DISTRIBUTOR PRODUCTS LLC
ALLIED AIR ENTERPRISES LLC
HEATCRAFT INC.
HEATCRAFT REFRIGERATION PRODUCTS LLC
HEATCRAFT TECHNOLOGIES INC.
LENNOX GLOBAL LLC
LENNOX INDUSTRIES INC.
LENNOX NATIONAL ACCOUNT SERVICES INC.
LENNOX NATIONAL ACCOUNT SERVICES LLC
LENNOX PROCUREMENT COMPANY INC.
LENNOX SERVICES LLC
LGL AUSTRALIA (US) INC.
LGL EUROPE HOLDING CO.

By:	/s/ Theresa McCray
	Name:	Theresa McCray
	Title:	Vice President, Corporate Tax and Treasurer

SIGNATURE PAGE TO GUARANTY AGREEMENT

JPMORGAN CHASE BANK, N.A., as the Administrative Agent,

By	/s/ Jonathan Bennett
Name: Jonathan Bennett
Title: Executive Director

SIGNATURE PAGE TO GUARANTY AGREEMENT

Schedule I to

the Guaranty Agreement

INITIAL GUARANTORS

Name	Jurisdiction of Formation
Lennox International Inc.	Delaware

Advanced Distributor Products LLC	Delaware

Allied Air Enterprises LLC	Delaware

Heatcraft Inc.	Delaware

Heatcraft Refrigeration Products LLC	Delaware

Heatcraft Technologies Inc.	Delaware

Lennox Global LLC	Delaware

Lennox Industries Inc.	Delaware

Lennox National Account Services Inc.	California

Lennox National Account Services, LLC	Florida

Lennox Procurement Company Inc.	Delaware

Lennox Services, LLC	Delaware

LGL Australia (US)	Delaware

LGL Europe Holding Co.	Delaware

Exhibit A to

the Guaranty Agreement

SUPPLEMENT NO.                      dated as of [    ] (this “Supplement”) to the Guaranty Agreement dated as of July 14, 2021 (the “Guaranty Agreement”), among the GUARANTORS party thereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent.

Reference is made to (a) the Credit Agreement dated as of July 14, 2021 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lennox International Inc., a Delaware corporation (the “Borrower”), the Banks listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Guaranty Agreement.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty Agreement, as applicable.

The Guarantors have entered into the Guaranty Agreement in order to induce the Banks and Issuing Banks to extend credit to the Borrower and as consideration for extensions of the credit previously made continuing to be outstanding. Section 2.01(j) of the Guaranty Agreement provides that additional Subsidiaries may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement to become a Guarantor under the Guaranty Agreement in order to induce the Banks and Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for extensions of the credit previously made continuing to be outstanding.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 2.01(j) of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent, the Joint Lead Arrangers, the Banks and the Issuing Banks that (a) the execution and delivery by the New Guarantor of this Supplement, and the performance by the New Guarantor of this Supplement and the Guaranty Agreement, have been duly authorized by all necessary corporate or other organizational action, (b) this Supplement has been duly executed and delivered by the New Guarantor and (c) each of this Supplement and the Guaranty Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting the enforceability of creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Guarantor, the Administrative Agent, the Joint Lead Arrangers, the Banks and the Issuing Banks and their respective successors and assigns, except that the New Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by the New Guarantor shall be null and void) except as expressly provided in this Supplement, the Guaranty Agreement and the Credit Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty Agreement.

SECTION 8. The provisions of Sections 4.02, 4.04, 4.05, 4.06, 4.08 and 4.09 of the Guaranty Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

2

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],

By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE GUARANTY AGREEMENT